Exhibit 99.1

Anworth Reports Fourth Quarter 2016 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 15, 2017--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the fourth quarter ended December 31, 2016.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net income to common stockholders and Comprehensive Loss for the three months ended December 31, 2016 (dollar amounts in thousands):

	Three Months Ended December 31, 2016
	(unaudited)
Earnings	Earnings	Per Weighted Share
Core Earnings	$12,135	$0.13
GAAP net income to common stockholders	$14,161	$0.15
Comprehensive loss	$(12,981)	$(0.14)

Core Earnings is a non-GAAP financial measure which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release. Comprehensive Loss is shown on the consolidated statements of comprehensive income included in this earnings release.

Portfolio

At December 31, 2016, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	December 31, 2016
	Dollar Amount	Percentage
Agency MBS:
ARMS and hybrid ARMs	$2,926,204	49.4%
Fixed-rate Agency MBS	998,989	16.8%
TBA Agency MBS	606,008	10.2%
Total Agency MBS	$4,531,201	76.4%
Non-Agency MBS	641,246	10.8%
Residential mortgage loans(1)	744,462	12.6%
Residential real estate	14,262	0.2%
Total Portfolio	$5,931,171	100.0%
Total Assets(2)	$6,001,784

(1) Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2) Includes TBA Agency MBS.

Agency MBS

At December 31, 2016, the allocation of the Company’s agency mortgage-backed securities, or Agency MBS, was approximately 65% adjustable-rate and hybrid adjustable-rate Agency MBS, 22% fixed-rate Agency MBS and 13% fixed-rate TBA Agency MBS as detailed below (dollar amounts in thousands):

December 31, 2016

Fair value of Agency MBS and TBA Agency MBS	$4,531,201
Adjustable-rate Agency MBS coupon reset (less than 1 year)	40%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	2%
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	6%
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	6%
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	1%
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	10%
Total adjustable-rate Agency MBS	65%
15-year fixed-rate TBA Agency MBS	13%
15-year fixed-rate Agency MBS	19%
20-year and 30-year fixed-rate Agency MBS	3%
Total MBS	100%

At December 31, 2016, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

December 31, 2016
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	2.90%
Hybrid adjustable-rate Agency MBS	2.44
15-year fixed-rate Agency MBS	2.61
15-year fixed-rate TBA Agency MBS	2.50
20-year and 30-year fixed-rate Agency MBS	4.28
Total Agency MBS:	2.72%
Average Amortized Cost:
Adjustable-rate Agency MBS	103.09%
Hybrid adjustable-rate Agency MBS	102.89
15-year fixed-rate Agency MBS	102.95
15-year fixed-rate TBA Agency MBS	102.41
20-year and 30-year fixed-rate Agency MBS	103.30
Total Agency MBS:	102.93%
Average asset yield (weighted average coupon divided by average amortized cost)	2.64%
Unamortized premium	$113.7 million
Unamortized premium as a percentage of par value	2.93%
Premium amortization expense on Agency MBS for the fourth quarter 2016	$5.5 million
December 31, 2016
Constant prepayment rate (CPR) of Agency MBS	22%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	24%
Weighted average term to next interest rate reset on Agency MBS	23 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following table summarizes the Company’s Non-Agency MBS at December 31, 2016 (dollar amounts in thousands):

			Weighted Average
Mortgage Loan Type	Fair Value	Current Principal	Amortized Cost	Coupon	Yield

Prime	$48,917	$60,033	81.70%	4.59%	5.46%
Alt-A	399,135	519,500	76.21%	5.40%	5.39%
Subprime	31,629	33,643	92.79%	4.07%	5.21%
Non-performing	153,514	157,021	99.09%	4.65%	5.45%
Agency Risk Transfer	8,045	11,000	72.32%	3.75%	6.27%
Paydowns receivable	6	-	-	-	-
Total Non-Agency MBS	$641,246	$781,197	81.89%	5.10%	5.41%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at December 31, 2016 (in thousands):

Residential mortgage loans held-for-investment	$744,462
Asset-backed securities issued by securitization trusts	$728,683
Retained interest in loans held in securitization trust	$15,779

Residential Real Estate

At December 31, 2016, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.3 million.

MBS Portfolio Financing and Leverage

	December 31, 2016
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,500,000	$411,015	$3,911,015
Average interest rate	0.89%	2.27%	1.04%
Average maturity	39 days	17 days	37 days
Average interest rate after adjusting for interest rate swaps			1.31%
Average maturity after adjusting for interest rate swaps			488 days

At December 31, 2016, the Company’s leverage multiple was 5.6x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 6.5x at December 31, 2016.

Interest Rate Swaps and Eurodollar Futures Contracts

At December 31, 2016, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	December 31, 2016
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years

Less than 12 months	$500,000	0.79%	6	0.5
1 year to 2 years	410,000	0.96	16	1.3
2 years to 3 years	150,000	1.29	34	2.8
3 years to 4 years	166,000	1.45	46	3.9
4 years to 5 years	125,000	2.44	57	4.8
5 years to 7 years	420,000	2.73	75	6.3
	$1,771,000	1.51%	34	2.8

At December 31, 2016, the Company’s short position in Eurodollar Futures Contracts had the following notional amount (in thousands) and weighted average purchase price:

	December 31, 2016
Eurodollars Futures Contracts - Expiration	Notional Amount	Weighted Average Purchase Price
Less than 12 months	$1,250,000	$99.06

Effective Net Interest Rate Spread

December 31, 2016
Average asset yield, including TBA dollar roll income	2.73%
Effective cost of funds	1.56
Effective net interest rate spread	1.17%

Certain components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On December 16, 2016, the Company declared a quarterly common stock dividend of $0.15 per share for the fourth quarter ended December 31, 2016. Based upon the closing price of $5.17 on December 30, 2016, the annualized dividend yield on the Company’s common stock at December 31, 2016 was 11.61%.

Book Value Per Common Share

At December 31, 2016, the Company’s book value was $5.95 per share of common stock, which was a decrease of $0.30 from $6.25 in the prior quarter.

The $0.15 quarterly dividend and the $0.30 decrease in book value per share resulted in a return on equity to common stockholders of (2.4)% for the quarter ended December 31, 2016. For the year ended December 31, 2016, the return on equity to common stockholders was 5.1% (unannualized).

Stock Transactions

During the quarter ended December 31, 2016, the Company issued an aggregate of 18,223 shares of its Series C Preferred Stock under its At Market Issuance Sales Agreements, which provided net proceeds to the Company of approximately $450 thousand.

During the quarter ended December 31, 2016, the Company repurchased an aggregate of 80,421 shares of its common stock at a weighted average price of $4.78 per share.

Subsequent Events

From January 3, 2017 through February 14, 2017, the Company issued an aggregate of 15,883 shares of Series C Preferred Stock at a weighted average price of $24.83 per share, resulting in net proceeds to us of approximately $390 thousand.

Conference Call

The Company will host a conference call on Thursday, February 16, 2017 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its fourth quarter 2016 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 16, 2017. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10101236. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2016	2015
ASSETS	(unaudited)
Agency MBS:
Agency MBS pledged to counterparties at fair value	$3,707,062	$4,694,731
Agency MBS at fair value	187,001	173,344
Paydowns receivable	31,130	24,707
	$3,925,193	$4,892,782
Non-Agency MBS at fair value (including $525,169 and $596,831 pledged to counterparties at December 31, 2016 and December 31, 2015, respectively)	641,246	682,061
Residential mortgage loans held-for-investment(1)	744,462	969,172
Residential real estate	14,262	14,363
Cash and cash equivalents	31,031	30,754
Restricted cash	12,390	14,230
Interest and dividends receivable	16,203	17,525
Derivative instruments at fair value	8,192	12,470
Prepaid expenses and other	2,797	2,983
Total Assets	$5,395,776	$6,636,340
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$11,850	$13,443
Repurchase agreements	3,911,015	4,915,528
Asset-backed securities issued by securitization trusts(1)	728,683	915,486
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	34,302	34,547
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on Series C Preferred Stock	231	207
Dividends payable on common stock	14,358	14,861
Accrued expenses and other	1,506	1,308
Total Liabilities	$4,740,754	$5,934,189
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($12,146 and $10,848, respectively); 486 and 434 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	11,321	10,039
Common Stock: par value $0.01 per share; authorized 200,000 shares, 95,718 shares issued and outstanding at December 31, 2016 and 99,078 issued and 98,944 outstanding at December 31, 2015, respectively	957	991
Additional paid-in capital	966,714	981,034
Accumulated other comprehensive income consisting of unrealized gains and losses	8,648	949
Accumulated deficit	(403,079)	(361,323)
Total Stockholders' Equity:	$631,098	$678,227
Total Liabilities and Stockholders' Equity	$5,395,776	$6,636,340

(1) The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At December 31, 2016 and December 31, 2015, total assets of the consolidated VIEs were $747 million and $972 million, respectively (including accrued interest receivable of $2.5 million and $3.1 million, respectively), and total liabilities were $731 million and $918 million, respectively (including accrued interest payable of $2.4 million and $2.9 million, respectively).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2016		December 31, 2015
	(unaudited)		(unaudited)
Interest Income:
Interest-Agency MBS	$19,964	$69,912	$22,881	$105,504
Interest-Non-Agency MBS	8,667	35,852	9,021	27,131
Interest-residential mortgage loans	7,854	34,637	7,510	12,819
Other interest income	17	51	13	44
	36,502	140,452	39,425	145,498
Interest Expense:
Interest expense on repurchase agreements	9,532	36,505	8,437	30,694
Interest expense on asset-backed securities	7,548	32,480	6,841	11,645
Interest expense on junior subordinated notes	375	1,435	325	1,282
	17,455	70,420	15,603	43,621
Net operating income	19,047	70,032	23,822	101,877
Provision for loan losses	-	-	(63)	(203)
Net interest income after provision for loan losses	19,047	70,032	23,759	101,674
Operating Expenses:
Management fee to related party	(1,927)	(7,883)	(2,107)	(8,791)
General and administrative expenses	(1,584)	(6,336)	(1,320)	(5,189)
Total operating expenses	(3,511)	(14,219)	(3,427)	(13,980)
Other Income (Loss):
Income-rental properties	425	1,688	416	1,594
(Loss) on sales of Agency MBS	(39)	(2,072)	(7,508)	(7,508)
Unrealized (loss) gain on Agency MBS held as trading investments	(14,925)	(13,777)	-	-
Gain (loss) on sales of Non-Agency MBS	137	137	1	(75)
Impairment charge on Non-Agency MBS	(1,548)	(1,548)	-	-
Gain on sales of residential mortgage loans held-for-investment	-	749	-	-
Gain (loss) on interest rate swaps, net	30,916	(27,250)	18,131	(74,247)
(Loss) gain on derivatives-TBA Agency MBS, net	(15,362)	11,464	(2,974)	9,323
Gain (loss) on derivatives-Eurodollar Futures Contracts	672	(2,723)	4,535	(2,103)
Recovery on Non-Agency MBS	9	12	13	26
Total other income (loss)	285	(33,320)	12,614	(72,990)
Net income	$15,821	$22,493	$32,946	$14,704
Dividend on Series A Cumulative Preferred Stock	(1,035)	(4,139)	(1,035)	(4,139)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(1,577)	(394)	(1,577)
Dividend on Series C Cumulative Redeemable Preferred Stock	(231)	(867)	(207)	(721)
Net income to common stockholders	$14,161	$15,910	$31,310	$8,267
Basic earnings per common share	$0.15	$0.17	$0.31	$0.08
Diluted earnings per common share	$0.14	$0.17	$0.30	$0.08
Basic weighted average number of shares outstanding	95,706	96,408	99,857	103,412
Diluted weighted average number of shares outstanding	100,485	101,068	104,294	107,751

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2016		December 31, 2015
	(unaudited)		(unaudited)
Net income	$15,821	$22,493	$32,946	$14,704
Available-for-sale Agency MBS, fair value adjustment	(33,857)	(346)	(31,198)	(15,961)
Reclassification adjustment for loss on sales of Agency MBS included in net income	39	2,072	7,508	7,508
Available-for-sale Non-Agency MBS, fair value adjustment	4,466	(690)	(1,806)	2,283
Reclassification adjustment for (gain) loss on sales of Non-Agency MBS included in net income	(137)	(137)	(1)	75
Unrealized gains on derivatives	610	6,328	4,282	20,211
Reclassification adjustment for interest expense on swap agreements included in net income	77	472	225	1,814
Other comprehensive (loss) income	(28,802)	7,699	(20,990)	15,930
Comprehensive (loss) income	$(12,981)	$30,192	$11,956	$30,634

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended December 31, 2016 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended December 31, 2016 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management believes the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS.” Management also believes that the adjustment for an impairment charge on Non-Agency MBS is more reflective of current Core Earnings, as this charge represents future loss expectations. Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended December 31, 2016. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended December 31, 2016
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$14,161	$0.15
Adjustments to derive core earnings:
Loss on sales of Agency MBS	39	-
Unrealized loss on Trading Agency MBS	14,925	0.15
(Gain) on sales of Non-Agency MBS	(137)	-
Impairment charge on Non-Agency MBS(1)	1,548	0.02
(Gain) on interest rate swaps, net	(30,916)	(0.32)
Loss on derivatives-TBA Agency MBS, net	15,362	0.16
Gain on derivatives-Eurodollar Futures Contracts	(672)	(0.01)
Recovery on Non-Agency MBS	(9)	-
Amortization of other comprehensive income on de-designated swaps(2)	76	-
Periodic net settlement on interest rate Swaps after de-designation(3)	(2,736)	(0.03)
Gain from expiration of Eurodollar Futures Contracts	704	0.01
Dollar roll income on TBA Agency MBS(4)	2,384	0.02
Premium amortization on Agency MBS	5,493	0.06
Paydown expense(5)	(8,087)	(0.08)
Core earnings	$12,135	$0.13
Basic weighted average number of shares outstanding	95,706

(1) Impairment charge on Non-Agency MBS represents the amount charged against current GAAP earnings when future loss expectations exceed previously existing loss expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.
(2) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(3) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of “(Loss) gain on derivatives-TBA Agency MBS, net” that is shown on the Company’s statements of operations.
(5) Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.

Effective Net Interest Rate Spread

	Three Months Ended
	December 31, 2016
	Amount	Annualized Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$36,502	2.75%
Income-rental properties	425	-
Dollar roll income on TBA Agency MBS(1)	2,384	0.18%
Premium amortization on Agency MBS	5,493	0.41%
Paydown expense on Agency MBS(2)	(8,087)	-0.61%
Total interest and other income and average asset yield, including TBA dollar roll income	$36,717	2.73%
Effective Cost of Funds:
Total interest expense	$17,455	1.39%
Periodic net settlement on interest rate Swaps after de-designation(3)	2,736	0.22%
Amortization of other comprehensive income on de-designated Swaps(4)	76	-
Gain on expiration of Eurodollar Futures Contracts	(704)	-0.05%
Effective total interest expense and effective cost of funds	$19,563	1.56%
Effective net interest rate spread		1.17%
Average earning assets	$5,307,858
Average borrowings	$5,031,934

(1) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s statements of operations.
(2) Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com